As filed with the Securities and Exchange Commission on January 12, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ANNTAYLOR STORES CORPORATION

(Exact name of Company as Specified in Its Charter)

Delaware	13-3499319
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

7 Times Square New York, New York	10036
(Address of Principal Executive Office)	(Zip Code)

THE ANNTAYLOR, INC. SAVINGS PLAN

(Full Title of the Plan)

Barbara K. Eisenberg, Esq.

Executive Vice President, General Counsel and Secretary

AnnTaylor Stores Corporation

7 Times Square

New York, New York 10036

(Name and Address of Agent For Service)

(212) 541-3300

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Security (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
AnnTaylor Stores Corporation Common Stock, par value $0.0068 per share	50,000	$33.89	$1,694,500	$182

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover additional shares of Common Stock which may become issuable by reason of any stock split, stock dividend, recapitalization or other similar transaction effected without consideration which results in an increase in the number of the Company’s shares of outstanding Common Stock.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sale prices for the Common Stock of AnnTaylor Stores Corporation as reported on the New York Stock Exchange on January 9, 2007.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

EXPLANATORY NOTE

This Registration Statement is being filed solely for the purpose of registering 50,000 additional shares of common stock, par value $0.0068 per share (“Common Stock”) of AnnTaylor Stores Corporation (the “Company”) issuable under the AnnTaylor, Inc. Savings Plan (the “Plan”) established July 1, 1989, as amended. Pursuant to Instruction E to Form S-8, under the Securities Act of 1933, as amended, the contents of the AnnTaylor Stores Corporation Registration Statement on Form S-8 dated September 27, 1994 (File No. 333-55629) and the AnnTaylor Stores Corporation Registration Statement on Form S-8 dated January 10, 2001 (File No. 333-53502) are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents of the Company filed with the United States Securities and Exchange Commission are incorporated herein by reference:

•	The Company’s Annual Report on Form 10-K for its fiscal year ended January 28, 2006.

•	The Company’s Quarterly Reports on Form 10-Q for the periods ended April 29, 2006, July 29, 2006 and October 28, 2006.

•	Annual Report on Form 11-K of the AnnTaylor, Inc. Savings Plan for the fiscal year ended December 31, 2005.

•	The Company’s Current Reports on Form 8-K, dated March 8, 2006, April 10, 2006, April 27, 2006, May 3, 2006, and May 11, 2006.

•	The description of the Company’s Common Stock included in its registration statement on Form 8-A, dated May 15, 1991, filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”) and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Not applicable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

Exhibit No.	Description of Exhibit
4.1	Restated Certificate of Incorporation of AnnTaylor Stores Corporation. Incorporated herein by reference to Exhibit 3.1 to the Form 10-Q of AnnTaylor Stores Corporation for the quarter ended April 29, 2006.

4.2	By-laws of AnnTaylor Stores Corporation, as amended through August 18, 2005. Incorporated herein by reference to Exhibit 3.1 to the Form 8-K of AnnTaylor Stores Corporation dated August 18, 2005.

4.3	Amended and Restated Rights Agreement, dated as of May 1, 2001, between AnnTaylor Stores Corporation and Mellon Investor Services LLC, as Rights Agent. Incorporated by reference to Exhibit 1 of Form 8-A/A No. 1 of the Company dated May 1, 2001.

*5	Internal Revenue Service favorable determination letter dated September 18, 2002 as to the continued qualified status of the Savings Plan pursuant to the provisions of Section 401(a) of the Internal Revenue Code.

*23.1	Consent of Deloitte & Touche LLP

*24.1	Powers of Attorney (included on signature page).

*	Filed electronically herewith.

ITEM 9. UNDERTAKINGS

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 11th day of January, 2007.

ANNTAYLOR STORES CORPORATION

By:	/s/ Kay Krill
Name:	Kay Krill
Title:	President and Chief Executive Officer

POWERS OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints Kay Krill, Barbara K. Eisenberg and James M. Smith, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated.

NAME	TITLE	DATE
/s/ Kay Krill Kay Krill	President, Chief Executive Officer and Director (Principal Executive Officer and Director)	January 11, 2007

/s/ James M. Smith James M. Smith	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	January 11, 2007

/s/ Ronald W. Hovsepian Ronald W. Hovsepian	Non-Executive Chairman of the Board and Director	January 11, 2007

NAME	TITLE	DATE
/s/ James J. Burke, Jr. James J. Burke, Jr.	Director	January 11, 2007

/s/ Wesley E. Cantrell Wesley E. Cantrell	Director	January 11, 2007

/s/ Robert C. Grayson Robert C. Grayson	Director	January 11, 2007

/s/ Dale W. Hilpert Dale W. Hilpert	Director	January 11, 2007

/s/ Linda A. Huett Linda A. Huett	Director	January 11, 2007

/s/ Michael W. Trapp Michael W. Trapp	Director	January 11, 2007

LIST OF EXHIBITS

Exhibit No.	Description of Exhibit
4.1	Restated Certificate of Incorporation of AnnTaylor Stores Corporation. Incorporated herein by reference to Exhibit 3.1 to the Form 10-Q of AnnTaylor Stores Corporation for the quarter ended April 29, 2006.

4.2	By-laws of AnnTaylor Stores Corporation, as amended through August 18, 2005. Incorporated herein by reference to Exhibit 3.1 to the Form 8-K of AnnTaylor Stores Corporation dated August 18, 2005.

4.3	Amended and Restated Rights Agreement, dated as of May 1, 2001, between AnnTaylor Stores Corporation and Mellon Investor Services LLC, as Rights Agent. Incorporated by reference to Exhibit 1 of Form 8-A/A No. 1 of the Company dated May 1, 2001.

*5	Internal Revenue Service favorable determination letter dated September 18, 2002 as to the continued qualified status of the Savings Plan pursuant to the provisions of Section 401(a) of the Internal Revenue Code.

*23.1	Consent of Deloitte & Touche LLP

*24.1	Powers of Attorney (included on signature page).

*	Filed electronically herewith.